UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 23, 2014, Palatin Technologies, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with funds under the management of QVT Financial LP (collectively, the “QVT funds”) and another accredited investment fund (QVT funds and the other accredited investment fund are collectively referred to as the “Purchasers”) relating to the issuance and sale for $20,000,000 of 2,050,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and Series C 2014 warrants (the “Series C Warrants”) to purchase 24,949,325 shares of Common Stock.

The Series C Warrants are immediately exercisable at an exercise price of $0.01 per share, subject to adjustment, and expire ten years from the date of issuance. The Warrants are subject to an initial limitation on exercise if the holder and its affiliates would beneficially own more than 9.99% of the total number of shares of common stock of the Company following such exercise in the case of the QVT funds, and 4.99% of the total number of shares of common stock of the Company following such exercise in the case of the other accredited investment fund.  The Warrants also provide that in the event of a Company Controlled Fundamental Transaction (as defined in the Warrants), the Company may, at the election of the Warrant holder, be required to redeem all or a portion of the Warrants at the Black Scholes Value.

The Purchase Agreement provides that the Purchasers shall have certain rights, so long as the Purchasers in the aggregate beneficially own specified amounts of the outstanding shares of Common Stock of the Company, and contains certain restrictive covenants in effect so long as the Purchasers continue to hold specified amounts of Warrants.  The Purchase Agreement also contains other customary representations, warranties and agreements by the Company, customary conditions to closing, representations of the parties and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was consummated on December 23, 2014 and the net proceeds to the Company were approximately $18.6 million, after deducting estimated offering expenses payable by the Company and excluding the proceeds to the Company, if any, from the exercise of the Warrants to be issued in the offering.  Piper Jaffray & Co., with co-placement agents, received a fee of $950,000 in connection with the transaction pursuant to a placement engagement letter (the “Placement Engagement Letter”).

The offering is being made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.  The Company has undertaken, pursuant to the registration rights agreement (the “Registration Rights Agreement”) between the Company and the Purchasers dated December 23, 2014, to file one or more registration statements to register the Common Stock issued in the offering and issuable upon exercise of the Warrants.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Series C Warrants and the Placement Engagement Letter are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Form of Series C 2014 Common Stock Purchase Warrant and the Placement Engagement Letter, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 10.3, respectively, to this report and are incorporated by reference herein.

On December 23, 2014, the Company also entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation and Fortress Credit Co LLC (together, the “Lenders”) under which the Company borrowed $10.0 million.

The Company has agreed to repay the $10.0 million on an interest only basis for the first 18 months, followed by monthly payments of principal and accrued interest for the four year term of the loan.  Interest is at a floating coupon rate of one-month LIBOR (floor of 0.50%) plus 8.50%. A final payment equal to 5.0% of the loan amount will be due on the scheduled maturity date for such loan, or such earlier date specified in the Loan Agreement.  In addition, if the Company repays all or a portion of the loan prior to the applicable maturity date, it will pay the Lenders a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs on or before 18 months after the funding date thereof or 1% if the prepayment occurs more than 18 months after, but on or before 30 months after, the funding date.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The Loan Agreement includes customary affirmative and restrictive covenants, but does not include any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default.  Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued Series D 2014 Warrants to the Lenders to purchase a total of 666,666 shares of Common Stock (the “Series D Warrants”).  The Series D Warrants are immediately exercisable at an exercise price of $0.75 per share, subject to adjustment, and expire five years from the date of issuance.

The foregoing descriptions of the Loan Agreement and the Series D Warrants are not complete and are qualified in their entireties by reference to the full text of the Loan Agreement and the Form of Series D 2014 Common Stock Purchase Warrant, copies of which are filed as Exhibit 10.4, and Exhibit 4.2, respectively, to this report and are incorporated by reference herein.

The Company issued a press release on December 24, 2014 announcing entering into the Purchase Agreement and the Loan Agreement, which press release is attached as Exhibit 99.1 to this report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03 of this report.

Item 3.02  Unregistered Sales of Equity Securities.

On December 23, 2014, the Company issued the shares of Common Stock and the Series C Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $20,000,000. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.  On December 23, 2014 the Company also issued the Series D Warrants described in Item 1.01 of this report.

Neither the shares of Common Stock nor the Series C Warrants or Series D Warrants or the common stock underlying either the Series C Warrants or Series D Warrants have been registered under the Securities Act of 1933, as amended  or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) under the Securities Act.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Company’s expectations regarding the completion of the offering and the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and risks and uncertainties inherent in the Company’s business; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

4.1	Form of Series C 2014 Common Stock Purchase Warrant

4.2	Form of Series D 2014 Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.

10.2	Registration Rights Agreement, December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.

10.3	Placement Engagement Letter, dated December 22, 2014, by and between Palatin Technologies, Inc. and Piper Jaffray & Co.

10.4	Venture Loan and Security Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation and Fortress Credit Co LLC

99.1	Press Release dated December 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 30, 2014	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

4.1	Form of Series C 2014 Common Stock Purchase Warrant

4.2	Form of Series D 2014 Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and QV the investors named therein.

10.2	Registration Rights Agreement, December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.

10.3	Placement Engagement Letter, dated December 22, 2014, by and between Palatin Technologies, Inc. and Piper Jaffray & Co.

10.4	Venture Loan and Security Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation and Fortress Credit Co LLC

99.1	Press Release dated December 24, 2014